Exhibit 99.1

MYR Group Inc. Announces First-Quarter 2012 Results

Rolling Meadows, Ill., May 9, 2012 — MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States, today announced its first-quarter 2012 financial results.

Highlights

•                  Record Q1 2012 revenues of $240.2 million compared to $150.3 million in Q1 2011.

•                  Q1 2012 EBITDA of $16.0 million compared to $11.9 million in Q1 2011.

•                  Q1 2012 diluted earnings per share (EPS) of $0.29 compared to $0.21 in Q1 2011.

•                  Q1 2012 gross margin percentage of 10.9 percent compared to 10.5 percent in Q4 2011.

Management Comments

Bill Koertner, MYR’s president and CEO said, “We are pleased to report significantly higher revenues, EBITDA, gross profit and EPS for the first quarter of 2012. These results are gratifying and we believe validate the strategy we adopted about five years ago to prepare for a major ramp up in transmission investment across the country. We remain focused on both bidding new work as well as executing the projects already in our backlog. Transmission bidding remained strong in the first quarter, albeit at a less intense pace than experienced in the last half of 2010 and first half of 2011. We believe that MYR maintains one of the strongest balance sheets in the industry, providing us with the working capital and investment capability necessary to support our growth. We believe our strong balance sheet, coupled with the investment we’ve made in specialty transmission equipment, tooling and workforce development, place us at a competitive advantage to capitalize on new transmission investments.”

First-Quarter Results

MYR reported first-quarter 2012 revenues of $240.2 million, an increase of $89.9 million, or 59.8 percent, compared to the first quarter of 2011. Specifically, the Transmission and Distribution (T&D) segment reported revenues of $205.0 million, an increase of $87.0 million, or 73.7 percent, over the first quarter of 2011. The Commercial and Industrial (C&I) segment reported first-quarter 2012 revenues of $35.2 million, an increase of $2.9 million, or 9.2 percent, over the first quarter of 2011. The majority of the increase in revenues was the result of increased revenues from several large transmission projects coupled with slightly greater revenues from the C&I segment.

Consolidated gross profit increased to $26.1 million, or 10.9 percent of revenues, in the first quarter of 2012, compared to $21.6 million, or 14.4 percent of revenues, in the first quarter of 2011. The increase in gross profit was primarily due to the increase in volume. The decrease in gross profit as a percentage of revenues was mainly a result of above-average margins experienced on a few large transmission projects reaching the final stages of completion last year. As reported last year, MYR experienced $5.8 million of above-average margins in the first quarter of 2011 from these projects.

Selling, general and administrative expenses increased to $15.9 million in the first quarter of 2012 compared to $14.0 million in the first quarter of 2011. The increase was primarily due to an increase in employee compensation related to an increase in the number of support personnel, increased

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stock compensation expense and an increase in employee-related benefit costs, including group medical insurance.

For the first quarter of 2012, net income was $6.2 million, or $0.29 per diluted share, compared to $4.5 million, or $0.21 per diluted share, for the same period of 2011. First-quarter 2012 EBITDA, a non-GAAP financial measure, was $16.0 million, or 6.7 percent of revenues, compared to $11.9 million, or 7.9 percent of revenues, in the first quarter of 2011. The decrease in EBITDA as a percentage of revenues was mainly due to the lower gross margin, as discussed above.

Backlog

As of March 31, 2012, MYR’s backlog was $639.9 million, consisting of $563.3 million in the T&D segment and $76.6 million in the C&I segment. Total backlog increased $36.0 million, or 6.0 percent, from $603.9 million reported at March 31, 2011.

Total backlog at March 31, 2012 was $52.9 million lower compared to the $692.8 million reported at December 31, 2011. T&D backlog decreased $48.9 million, or 8.0 percent, while C&I backlog decreased $4.0 million, or 5.0 percent.

The timing of contract awards and the duration of large projects can significantly affect MYR’s backlog at any point in time and may not accurately represent the revenues that MYR expects to realize during any period. Therefore, it should not be viewed or relied upon as a stand-alone indicator of future results.

Balance Sheet

As of March 31, 2012, MYR had cash and cash equivalents of $3.8 million and $157.8 million of borrowing availability under its credit facility. MYR’s long-term credit agreement matures in December 2016.

Non-GAAP Financial Measures

To assist investors’ understanding of MYR’s financial results, MYR has provided EBITDA and EBITDA per diluted share in this press release. MYR defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is a measure not recognized by generally accepted accounting principles in the United States (U.S. GAAP). EBITDA per diluted share is also a non-GAAP calculation, defined as EBITDA divided by MYR’s diluted weighted average shares outstanding. Management believes this information is useful to investors in understanding results of operations because it illustrates the impact that interest, taxes, depreciation and amortization had on MYR’s results. EBITDA is not an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. EBITDA per share is not an alternative to income per share, nor is it a measure of liquidity per share. A reconciliation of EBITDA to its U.S. GAAP counterpart (net income) is provided at the end of this release.

Conference Call

MYR will host a conference call to discuss its first-quarter 2012 results on Thursday, May 10, 2012, at 9:00 a.m. Central time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) at least five minutes prior to the start of the event. A replay of the conference call will be available through Wednesday, May 16, 2012, at 11:59 p.m. Eastern time, by dialing (855) 859-2056 or (404) 537-3406, and entering conference ID 75315152.

MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of the Company’s website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until May 16, 2012.

About MYR Group Inc.

MYR is a leading specialty contractor serving the electrical infrastructure market in the United States. MYR is one of the largest national contractors servicing the transmission and distribution sector of the United States electric utility industry. MYR’s transmission and distribution customers include electric utilities, cooperatives and municipalities. MYR provides a broad range of transmission and distribution services which includes design, engineering, procurement, construction, upgrade, maintenance and repair services with a particular focus on construction, maintenance and repair throughout the continental United States. MYR also provides commercial and industrial electrical contracting services to facility owners and general contractors in the western United States.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending and investments. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “should,” “appears” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in any risk factors or cautionary statements contained in MYR’s periodic reports on Form 10-Q or current reports on Form 8-K.

MYR Group Inc. Contact:

Paul J. Evans, Chief Financial Officer, 847-979-5861, investorinfo@myrgroup.com

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial tables follow…

MYR GROUP INC.

Unaudited Consolidated Balance Sheets

As of March 31, 2012 and December 31, 2011

	March 31,	December 31,
(in thousands, except share and per share data)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$3,750	$34,013
Accounts receivable, net of allowances of $1,160 and $1,078, respectively	155,329	126,911
Costs and estimated earnings in excess of billings on uncompleted contracts	53,873	43,694
Construction materials inventory	1,542	4,003
Deferred income tax assets	13,253	13,253
Receivable for insurance claims in excess of deductibles	9,942	10,122
Refundable income taxes	—	884
Other current assets	3,335	3,071
Total current assets	241,024	235,951
Property and equipment, net of accumulated depreciation of $69,957 and $64,345, respectively	120,547	117,178
Goodwill	46,599	46,599
Intangible assets, net of accumulated amortization of $2,307 and $2,223, respectively	10,785	10,869
Other assets	1,978	1,971
Total assets	$420,933	$412,568
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$10,000
Accounts payable	80,853	73,924
Billings in excess of costs and estimated earnings on uncompleted contracts	28,750	24,945
Accrued self insurance	38,203	38,850
Accrued income taxes	2,064	—
Other current liabilities	28,013	29,078
Total current liabilities	177,883	176,797
Deferred income tax liabilities	19,354	19,354
Other liabilities	1,144	679
Total liabilities	198,381	196,830
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 20,500,394 and 20,405,044 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	203	203
Additional paid-in capital	150,481	149,877
Retained earnings	71,868	65,658
Total stockholders’ equity	222,552	215,738
Total liabilities and stockholders’ equity	$420,933	$412,568

MYR GROUP INC.

Unaudited Consolidated Statements of Operations

Three Months Ended March 31, 2012 and 2011

	Three months ended
	March 31,
(in thousands, except per share data)	2012	2011
Contract revenues	$240,228	$150,294
Contract costs	214,125	128,705
Gross profit	26,103	21,589
Selling, general and administrative expenses	15,918	13,953
Amortization of intangible assets	84	84
Gain on sale of property and equipment	(127)	(71)
Income from operations	10,228	7,623
Other income (expense)
Interest income	—	29
Interest expense	(182)	(210)
Other, net	(27)	(22)
Income before provision for income taxes	10,019	7,420
Income tax expense	3,809	2,920
Net income	$6,210	$4,500
Income per common share:
—Basic	$0.30	$0.23
—Diluted	$0.29	$0.21
Weighted average number of common shares and potential common shares outstanding:
—Basic	20,300	19,983
—Diluted	21,087	20,934

MYR GROUP INC.

Unaudited Consolidated Statements of Cash Flows

Three Months Ended March 31, 2012 and 2011

	Three months ended
	March 31,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$6,210	$4,500
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities —
Depreciation and amortization of property and equipment	5,700	4,247
Amortization of intangible assets	84	84
Stock-based compensation expense	694	348
Gain on sale of property and equipment	(127)	(71)
Other non-cash items	34	44
Changes in operating assets and liabilities
Accounts receivable, net	(28,418)	15,316
Costs and estimated earnings in excess of billings on uncompleted contracts	(10,179)	(6,111)
Construction materials inventory	2,461	—
Receivable for insurance claims in excess of deductibles	180	37
Other assets	590	3,241
Accounts payable	6,177	(5,856)
Billings in excess of costs and estimated earnings on uncompleted contracts	3,805	(2,680)
Accrued self insurance	(647)	89
Other liabilities	1,428	606
Net cash flows provided by (used in) operating activities	(12,008)	13,794
Cash flows from investing activities:
Proceeds from sale of property and equipment	140	71
Purchases of property and equipment	(8,330)	(12,223)
Net cash flows used in investing activities	(8,190)	(12,152)
Cash flows from financing activities:
Repayments on term loan	—	(20,000)
Net repayments on revolving credit facility	(10,000)	—
Debt issuance costs	(11)	—
Employee stock option transactions	34	359
Excess tax benefit from stock-based awards	20	169
Restricted stock tax withholdings	(108)	(80)
Net cash flows used in financing activities	(10,065)	(19,552)
Net decrease in cash and cash equivalents	(30,263)	(17,910)
Cash and cash equivalents:
Beginning of period	34,013	62,623
End of period	$3,750	$44,713

MYR GROUP INC.

Unaudited Consolidated Selected Data, Net Income Per Share

And EBITDA Reconciliation

Three Months Ended March 31, 2012 and 2011

	Three months ended
	March 31,
(in thousands, except per share data)	2012	2011

Summary Data:
Contract revenues	$240,228	$150,294
Gross profit	$26,103	$21,589
Income from operations	$10,228	$7,623
Net income	$6,210	$4,500

Income per common share (1):
- Basic	$0.30	$0.23
- Diluted	$0.29	$0.21

Weighted average number of common shares and potential common shares outstanding (1):
- Basic	20,300	19,983
- Diluted	21,087	20,934

Reconciliation of net income to EBITDA:
Net income	$6,210	$4,500
Interest expense (income), net	182	181
Provision for income taxes	3,809	2,920
Depreciation and amortization	5,784	4,331
EBITDA (2)	$15,985	$11,932

Calculation of EBITDA per diluted share:
EBITDA	$15,985	$11,932
Diluted weighted average number of common shares and potential common shares outstanding:	21,087	20,934
EBITDA per diluted share (2)	$0.76	$0.57

(1)                     MYR calculates net income per common share in accordance with ASC 260, Earnings Per Share. Basic earnings per share are calculated by dividing net income available to common shareholders by the weighted average number of shares outstanding for the reporting period. Diluted earnings per share are computed similarly, except that it reflects the potential dilutive impact that would occur if dilutive securities were exercised into common shares. Potential common shares are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive or included performance conditions that were not met.

(2)                   EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.

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